Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated October 13, 2026, with respect to the consolidated financial statements of AMI TopCo, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Atlanta, Georgia

October 13, 2026